Exhibit 10.1
DOXIMITY, INC.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (“Agreement”) is made as of ________________ by and between Doximity, Inc., a Delaware corporation (the “Company”), and ____________ (“Indemnitee”).
RECITALS
WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company;
WHEREAS, in order to induce Indemnitee to provide or continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by law;
WHEREAS, the Certificate of Incorporation, as amended from time to time (the “Charter”) and the Bylaws, as amended from time to time (the “Bylaws”) of the Company currently in effect, require indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, the Charter, the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board of Directors of the Company (the “Board”), officers and other persons with respect to indemnification;
WHEREAS, the Board has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s stockholders;
WHEREAS, it is reasonable and prudent for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Charter or the Bylaws, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified[; and][;]
WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Charter, the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder[; and][.]
[WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by [Name of Fund/Sponsor] which Indemnitee and [Name of Fund/Sponsor] intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided in this Agreement, with the Company’s acknowledgment and agreement to the foregoing being a material condition to Indemnitee’s willingness to [serve or continue to serve] on the Board.]

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1.Services to the Company. Indemnitee agrees to serve as [a director][and][an officer] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.
Section 2.Definitions.
As used in this Agreement:
(a)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement; provided, however, that no Person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his, her or their position as director or officer of the Company.
(b)A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of, any securities:
(i)which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, Beneficially Owns (as determined pursuant to Rule 13d-3 of the Rules under the Exchange Act, as in effect on the date of this Agreement);
(ii)which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has: (A) the legal, equitable or contractual right or obligation to acquire (whether directly or indirectly and whether exercisable immediately or only after the passage of time, compliance with regulatory requirements, satisfaction of one or more conditions (whether or not within the control of such Person) or otherwise) upon the exercise of any conversion rights, exchange rights, rights, warrants or options, or otherwise; (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); or (C) the right to dispose of pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities);
(iii)which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities of the Company; or

(iv)that are the subject of a derivative transaction entered into by such Person or any of such Person’s Affiliates or Associates, including, for these purposes, any derivative security acquired by such Person or any of such Person’s Affiliates or Associates that gives such Person or any of such Person’s Affiliates or Associates the economic equivalent of ownership of an amount of securities due to the fact that the value of the derivative security is explicitly determined by reference to the price or value of such securities, or that provides such Person or any of such Person’s Affiliates or Associates an opportunity, directly or indirectly, to profit or to share in any profit derived from any change in the value of such securities, in any case without regard to whether (A) such derivative security conveys any voting rights in such securities to such Person or any of such Person’s Affiliates or Associates; (B) the derivative security is required to be, or capable of being, settled through delivery of such securities; or (C) such Person or any of such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such derivative security.
Notwithstanding the foregoing, no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person’s participation as an underwriter in good faith in a firm commitment underwriting.
(c)A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i)Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner (as defined above), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities [(other than acquisitions of Class B Common Stock by a Class B stockholder or a Permitted Transferee (as defined in the Charter))] unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors or as a result of conversions of Class B Common Stock, provided that a Change of Control shall be deemed to have occurred if subsequent to such reduction such Person becomes the Beneficial Owner, directly or indirectly, of any additional securities of the Company conferring upon such Person any additional voting power;
(ii)Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(c)(i), 2(c)(iii) or 2(c)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;
(iii)Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or successor entity) more than 50% of the combined voting power of the voting securities of the surviving or successor entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving or successor entity;
(iv)Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale, lease, exchange or other transfer by the Company, in one or a series of related transactions, of all or substantially all of the Company’s assets; and
(v)Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.
(d) “Corporate Status” describes the status of a person as a current or former [director][or][officer] of the Company or current or former [director][or][officer], manager, partner, officer, employee, agent or trustee of any other Enterprise which such person is or was serving at the request of the Company.
(e)“Enforcement Expenses” shall include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other out-of-pocket disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action. Expenses, however, shall not include fees, salaries, wages or benefits owed to Indemnitee.
(f)“Enterprise” shall mean any corporation (other than the Company), partnership, joint venture, trust, employee benefit plan, limited liability company, or other legal entity of which Indemnitee is or was serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee, including as a deemed fiduciary thereto.
(g)“Expenses” shall include all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other out-of-pocket disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from a Proceeding. Expenses, however, shall not include amounts paid in settlement by Indemnitee, the amount of judgments or fines against Indemnitee or fees, salaries, wages or benefits owed to Indemnitee.
(h)“Independent Counsel” means a law firm, or a partner (or, if applicable, member or shareholder) of such a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company, any subsidiary of the Company, any Enterprise or Indemnitee in any matter material to any such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(i)“Person” shall mean (i) an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity including any successor (by merger or otherwise) thereof or thereto, and (ii) a “group” as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
(j)The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, regulatory or investigative nature, and whether formal or informal, in which Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that Indemnitee is or was a [director][or][officer] of the Company or is or was serving at the request of the Company as a [director][or][officer], manager, partner, officer, employee, agent or trustee of any Enterprise or by reason of any action taken by Indemnitee or of any action taken on his, her or their part while acting as a [director][or][an officer] of the Company or while serving at the request of the Company as a [director][or][officer], manager, partner, officer, employee, agent or trustee of any Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement of expenses can be provided under this Agreement; provided, however, that the term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 12(a) of this Agreement.
Section 3.Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee to the extent set forth in this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses, judgments, fines, penalties, excise taxes, and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his, her or their behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his, her or their conduct was unlawful.
Section 4.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee to the extent set forth in this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the

Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on his, her or their behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court shall deem proper.
Section 5.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement and except as provided in Section 7, to the extent that Indemnitee is a party to or a participant in any Proceeding and is successful in such Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him, her or them in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on his, her or their behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, motion for summary judgment, settlement (with or without court approval, or upon a please of nolo contendere or its equivalent shall be deemed to be a successful result as to such claim, issue or matter.
Section 6.Reimbursement for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of his, her or their Corporate Status, (i) is a witness or deponent or interview in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party or (ii) receives a subpoena with respect to any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, the Company shall reimburse Indemnitee for all Expenses actually and reasonably incurred by him, her or them or on his, her or their behalf in connection therewith.
Section 7.Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:
(a)to indemnify for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise; provided that the foregoing shall not (i) apply to any personal or umbrella liability insurance maintained by Indemnitee[, or (ii) affect the rights of Indemnitee or the Fund Indemnitors as set forth in Section 13(c)];
(b)to indemnify for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section

16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;
(c)to indemnify with respect to any Proceeding, or part thereof, brought by Indemnitee against the Company, any legal entity which it controls, any director or officer thereof or any third party, unless (i) the Board has consented to the initiation of such Proceeding or part thereof and (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law; provided, however, that this Section 7(d) shall not apply to (A) counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee or (B) any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company in the suit for which indemnification or advancement is being sought as described in Section 12; or
(d)to provide any indemnification or advancement of expenses that is prohibited by applicable law (as such law exists at the time payment would otherwise be required pursuant to this Agreement), as determined by a court of competent jurisdiction in a final adjudication not subject to further appeal.
Section 8.Advancement of Expenses. Subject to Section 9(b), the Company shall advance, the Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances (including any invoices received by Indemnitee, which such invoices may be redacted as necessary to avoid the waiver of any privilege accorded by applicable law) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s (i) ability to repay the expenses, (ii) ultimate entitlement to indemnification under the other provisions of this Agreement, and (iii) entitlement to and availability of insurance coverage, including advancement, payment or reimbursement of defense costs, expenses or covered loss under the provisions of any applicable insurance policy (including, without limitation, whether such advancement, payment or reimbursement is withheld, conditioned or delayed by the insurer(s)). Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein. Nothing in this Section 8 shall limit Indemnitee’s right to advancement pursuant to Section 12(e) of this Agreement. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

Section 9.Procedure for Notification and Defense of Claim.
(a)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor specifying the basis for the claim, the amounts for which Indemnitee is seeking payment under this Agreement, and all documentation related thereto as reasonably requested by the Company.
(b)In the event that the Company shall be obligated hereunder to provide indemnification for or make any advancement of Expenses with respect to any Proceeding, the Company shall be entitled to assume the defense of such Proceeding, or any claim, issue or matter therein, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ separate counsel in any such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of such defense, (C) the Company shall not continue to retain such counsel to defend such Proceeding, (D) (iii) the fees and expenses are non-duplicative and reasonably incurred in connection with Indemnitee’s role in the Proceeding despite the Company’s assumption of the defense, or (E) a Change in Control shall have occurred, then the fees and expenses actually and reasonably incurred by Indemnitee with respect to his, her or their separate counsel shall be Expenses hereunder. Indemnitee agrees that any such separate counsel retained by indemnitee will be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ liability insurance policy, should the applicable policy provide for a panel of approved counsel and should such approved panel list comprise law firms with well-established reputations in the type of litigation at issue. (For clarity, the fact of a firm’s being part of a panel shall not be evidence of a firm’s having a well-established national reputation for the type of litigation at issue).
(c)In the event that the Company does not assume the defense in a Proceeding pursuant to paragraph (b) above, then the Company will be entitled to participate in the Proceeding at its own expense.
(d)The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Without limiting the generality of the foregoing, the fact that an insurer under an applicable insurance policy delays or is unwilling to consent to such settlement or is or may be in breach of its obligations under such policy, or the fact that directors’ and officers’ liability insurance is otherwise unavailable or not maintained by the Company, may not be taken into account by the Company in determining whether to provide its consent. The Company shall not, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed), enter into any settlement which (i) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or any monetary damages for which Indemnitee is not wholly and actually indemnified hereunder or (ii) with respect to any Proceeding with respect to which Indemnitee may be or is made a party or may be otherwise entitled to seek indemnification hereunder, does not include the full release of Indemnitee from all liability in respect of such Proceeding.
Section 10.Procedure Upon Application for Indemnification.
(a)Upon written request by Indemnitee for indemnification pursuant to Section 9(a), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement to indemnification hereunder shall be made in the specific case by one of the following methods: [(x) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board; or (y) if a Change in Control shall not have occurred:] (i) by a majority vote of the disinterested directors, even though less than a quorum; (ii) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum; or (iii) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board. For purposes hereof, disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought. In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within thirty (30) days after such determination. Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, in making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall likewise cooperate with Indemnitee and Independent Counsel, if applicable, in making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel and Indemnitee, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Company and reasonably necessary to such determination. Any out-of-pocket costs or expenses (including reasonable attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(b)If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a), the Independent Counsel shall be selected by the Board [if a Change in Control shall not have occurred or][;provided that, if a Change in Control shall have occurred and indemnification is being requested by Indemnitee hereunder in his, her or their capacity as a director of the Company, the Independent Counsel shall be selected by Indemnitee]. Indemnitee or the Company, as the case may be, may, within ten (10) days after written notice of such selection, deliver to the Company or Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 9(a), and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, either Indemnitee or the Company may petition the Delaware Court for resolution of any objection which shall have been made by Indemnitee or the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate. The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 10(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)Notwithstanding anything to the contrary contained in this Agreement, the determination of entitlement to indemnification under this Agreement shall be made without regard to the Indemnitee’s entitlement to and availability of insurance coverage, including advancement, payment or reimbursement of defense costs, expenses or covered loss under the provisions of any applicable insurance policy (including, without limitation, whether such advancement, payment or reimbursement is withheld, conditioned or delayed by the insurer(s)).
(d)If the determination of the Indemnitee’s entitlement to indemnification has not been made pursuant to this Section 10 within sixty (60) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 9(a) and (ii) the final disposition of the Proceeding for which Indemnitee requested Indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or (ii) an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period may be extended an additional sixty (60) days if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 10(a) of this Agreement.
Section 11.Presumptions and Effect of Certain Proceedings.
(a)To the extent permitted by applicable law, in making a determination with respect to entitlement to indemnification hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence to overcome that presumption in connection with the making of any determination contrary to that presumption.
(b)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his, her or their conduct was unlawful.
(c)Indemnitee shall be deemed to have acted in good faith if Indemnitee’s actions based on the records or books of account of the Company or any other Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, officers, agents or employees of the Company or any other Enterprise in the course of their duties, or on the advice of legal counsel for the Company or any other Enterprise or on information or records given or reports made to the Company or any other Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or any other Enterprise. The provisions of this Section 11(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any director, manager, partner, officer, employee, agent or trustee of the Company, any subsidiary of the Company, or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 11(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
Section 12.Remedies of Indemnitee.
(a)Subject to Section 12(f), in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification for which a determination is to be made other than by Independent Counsel, (iv) payment of indemnification or reimbursement of expenses is not made pursuant to Section 5 or 6 or the last sentence of Section 10(a) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor (including any invoices received by Indemnitee, which such invoices may be redacted as necessary to avoid the waiver of any privilege accorded by applicable law) or (v) payment of indemnification pursuant to

Section 3 or 4 of this Agreement is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court of his, her or their entitlement to such indemnification or advancement. Alternatively, Indemnitee, at his, her or their option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his, her or their rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
(b)In the event that a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.
(c)If a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(e)The Company shall indemnify Indemnitee to the fullest extent permitted by law against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within thirty (30) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company in the suit for which indemnification or advancement is being sought. Such written request for advancement shall include invoices received by Indemnitee in connection with such Enforcement Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law need not be included with the invoice.

(f)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.
Section 13.Non-exclusivity; Survival of Rights; Insurance; [Primacy of Indemnification;] Subrogation.
(a)The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his, her or their Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Charter, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)
(i)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, managers, partners, officers, employees, agents or trustees of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, manager, partner, officer, employee, agent or trustee under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Upon request of Indemnitee, the Company shall also promptly provide to Indemnitee: (i) copies of all of the Company’s potentially applicable directors’ and officers’ liability insurance policies, (ii) copies of such notices delivered to the applicable insurers, and (iii) copies of all subsequent communications and correspondence between the Company and such insurers regarding the Proceeding. Further, if requested by Indemnitee, within two business days of such request the Company will instruct the insurance carriers and the Company’s insurance broker that they may communicate directly with Indemnitee regarding such claim.
(ii)In the event of a change of control or the Company’s becoming insolvent, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance--directors’ and officers’ liability, fiduciary, employment practices or otherwise--in respect of the individual directors and officers of the Company, for a fixed period of six years thereafter (a “Tail Policy”). Such coverage shall be non-cancellable and shall be placed and serviced for the duration of its term by the Company’s incumbent insurance broker. Such broker shall place the Tail policy with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).
(c)[The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [Name of Fund/Sponsor] and certain of [its][their] affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Charter and/or Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 13(c).]
(d)[Except as provided in paragraph (c) above,] [I/i]n the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against the Fund Indemnitors)], who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
(e)[Except as provided in paragraph (c) above,] [T/t]he Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Company as a director, manager, partner, officer, employee, agent or trustee of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.
Section 14.Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible proceeding, claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein. For the avoidance of doubt, this Agreement shall provide for rights of indemnification and advancement of Expenses as set forth herein for any event or occurrence related to Indemnitee’s service for the Company, regardless of whether such events or occurrences occurred before or after the date of this Agreement. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his, her or their heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement to the fullest extent permitted by law.
Section 15.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
Section 16.Enforcement.
(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to [serve or continue to serve] as [a director][and][and officer] of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as [a director][and][and officer] of the Company.
(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
Section 17.Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such supplement, modification or amendment.
Section 18.Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification, reimbursement or advancement as provided hereunder. The failure of Indemnitee to so notify the Company or any delay in notification shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise, unless, and then only to the extent that, the Company did not otherwise learn of the Proceeding and such delay is materially prejudicial to the Company’s ability to defend such Proceeding or matter; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding.
Section 19.Notice by the Company. If the Indemnitee is the subject of, or is, to the knowledge of the Company, implicated in any way during an investigation, whether formal or informal, that is related to Indemnitee’s Corporate Status and that reasonably could lead to a Proceeding for which indemnification can be provided under this Agreement, the Company shall notify the Indemnitee of such investigation and shall share (to the extent legally permissible) with Indemnitee any information it has provided to any third parties concerning the investigation (“Shared Information”). By executing this Agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly; provided, however, that Indemnitee may use the Shared Information and disclose such Shared Information to Indemnitee’s legal counsel and third parties, in each case solely in connection with defending Indemnitee from legal liability.
Section 20.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (iii) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (iv) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:
(a)If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b)If to the Company to:
Doximity, Inc.
500 3rd St., Suite 510
San Francisco, CA 94107
Attention: General Counsel
or to any other address as may have been furnished to Indemnitee by the Company.
Section 21.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions.
Section 22.Internal Revenue Code Section 409A. The Company intends for this Agreement to comply with the Indemnification exception under Section 1.409A-1(b)(10) of the regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”), which provides that indemnification of, or the purchase of an insurance policy providing for payments of, all or part of the expenses incurred or damages paid or payable by Indemnitee with respect to a bona fide claim against Indemnitee or the Company do not provide for a deferral of compensation, subject to Section 409A of the Code, where such claim is based on actions or failures to act by Indemnitee in his, her or their capacity as a service provider of the Company. The parties intend that this Agreement be interpreted and construed with such intent.
Section 23.Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 19 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 24.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 25.Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
Section 26.Monetary Damages Insufficient/Specific Enforcement. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

DOXIMITY, INC.

By:
Name:
Title:

[Name of Indemnitee]